Exhibit 10.2

Membership Interest Purchase Agreement

This Membership Interest Purchase Agreement (this “Agreement”), dated as of January 3, 2018 (the “Effective Date”), is entered into between TimefireVR Inc., a Nevada corporation (“Seller”) and Mitchell Saltz, an individual, and/or his assigns (“Buyer”).

WHEREAS, Seller owns all of the membership interests (the “Membership Interests”) of Timefire LLC, an Arizona limited liability company (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Membership Interests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and Sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Membership Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”), for the consideration specified in Section 1.02.

Section 1.02 Consideration.

(a) At Closing, Buyer shall deliver to Seller:

(i) $100,000 in cash (the “Purchase Price”), by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Schedule 1.02; and

(ii) A secured promissory note substantially in the form attached hereto as Exhibit A (the “Note”) in the principal amount of $120,000, plus interest at a rate of six percent per annum with a maturity date of nine (9) months.

(b) At Closing, Buyer shall also assume the following liabilities of Seller:

(i) That certain Sublease Agreement by and between EnergyTek Corp., a Nevada corporation and Cadtel Systems Inc. a Delaware corporation (“Landlord”) dated September 23, 2016 (the “Lease”);

(ii) All loans made by Mitchell Saltz, whether directly or indirectly, to Seller or the Company in an amount equal to $116,883, together with any and all interest thereon;

(iii) That certain Senior Convertible Note of Seller, dated March 3, 2017 and payable to Lou Werner, together with any and all interest thereon and provide evidence that the convertibility has been eliminated;

(iv) That certain Scope of Services and Fee Proposal between Seller and Formworks Studios, L.L.C., dated June 15, 2017;

(v) All compensation due and owing to Jeffrey Rassas from Seller as of the Effective Date;

(vi) All compensation due and owing to John Wise from Seller as of the Effective Date;

(vii) Any and all salary or other employee related debt of Seller or the Company as of November 15, 2017; and

(viii) Chase Bank Credit Cards and Balances in an amount equal to $12,485.41.

Section 1.03 Closing The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Effective Date (the “Closing Date”). The Closing shall take place electronically or at such location as the parties hereto shall mutually agree in writing. The Closing shall occur only if each condition set forth in Article IV herein has either been satisfied or waived, in writing, by the party for whose benefit such condition exists.

Section 1.04 Transfer Taxes. Buyer shall pay, and shall reimburse Seller for, any sales, use or transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

Section 1.05 Withholding Taxes. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer and the Company may be required to deduct and withhold under any provision of tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article II are true and correct as of the date hereof. For purposes of this ARTICLE II, “Seller's Knowledge,” “Knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 2.01 Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 2.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, certificate of formation or other organizational documents of Seller; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, except where such violation or conflict would not, individually or in the aggregate, have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby on a timely basis.

Section 2.03 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Actions”) of any nature pending or, to Seller's Knowledge, threatened against or by Seller (a) relating to or affecting the Membership Interests; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, except such Actions which would not, in the aggregate, have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby on a timely basis. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any Actions.

Section 2.04 Ownership of Membership Interests.

(a) Seller is the sole legal, beneficial, record and equitable owner of the Membership Interests, free and clear of all Encumbrances whatsoever other than those contained in the Amended and Restated Operating Agreement dated September 13, 2016 (the “LLC Agreement”).

(b) To Seller's Knowledge: (i) the Membership Interests were issued in compliance with applicable laws; the Membership Interests were not issued in violation of the organizational documents of the Company or any other agreement, arrangement or commitment to which Seller or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any person or entity.

(c) Other than the LLC Agreement of the Company, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 2.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 2.06 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II, neither Seller nor any director, officer, employee or agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Buyer's Knowledge,” “Knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of Jeffrey Rassas or John Wise, after due enquiry.

Section 3.01 Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing and in good standing under the laws of the state of its incorporation, organization or formation. Buyer has full individual, corporate, limited liability company or partnership power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, certificate of formation or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer, except where such violation or conflict would not, individually or in the aggregate, have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby on a timely basis.

Section 3.03 Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Membership Interests for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 3.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.05 Legal Proceedings. There is no Action pending or, to Buyer's Knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 3.06 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II, neither Buyer nor any director, officer, employee or agent of Buyer has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer.

ARTICLE IV
Closing Deliveries

Section 4.01 Seller's Deliveries. At the Closing, Seller shall deliver the following to Buyer:

(a) This Agreement, duly executed by Seller;

(b) Lock-up agreements, substantially in the form attached hereto as Exhibit B, (the “Lock-Up Agreements”) by and between the Company and Jeffrey Rassas, John Wise, Caroline Wise and Hayjour Family LP, duly executed by the Company;

(c) An assignment and assumption agreement, substantially in the form attached hereto as Exhibit C (the “Assignment and Assumption Agreement”), pursuant to which Buyer assumes those liabilities of Seller listed in Section 1.02(b) hereof, duly executed by Seller;

(d) An amendment to the LLC Agreement removing Seller as Manager of the Company and appointing a designee of Buyer, duly executed by Seller;

(e) A general release from Seller and the parties listed on Schedule 4.01(d) to the parties listed on Schedule 4.02(h); and

(f) Such agreements as are necessary to insure that Seller is released from the liabilities specified in Section 1.02(b)

Section 4.02 Buyer's Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a) This Agreement, duly executed by Buyer;

(b) The Purchase Price;

(c) The Note, duly executed by Buyer;

(d) A security agreement, substantially in the form attached hereto as Exhibit D, covering all of the tangible and intangible property of the Company, including, but not limited to, the intellectual property of the Company, duly executed by Buyer;

(e) The Assignment and Assumption Agreement, duly executed by Buyer

(f) The Lock-Up Agreements, duly executed by Jeffrey Rassas, John Wise, Caroline Wise and Hayjour Family LP;

(g) An irrevocable proxy, substantially in the form attached hereto as Exhibit E, duly executed by Jeffrey Rassas and John Wise;

(h) A general release from Buyer and the parties listed on Schedule 4.02(h) to the parties listed on Schedule 4.01(d); and

(i) A general release of all obligations and guaranties of Seller under the Lease, duly executed by Landlord.

ARTICLE V
COVENANTS

Section 5.01 No Amendment; No Extraordinary Transactions. From the Closing Date until the Note is paid in full by Buyer in accordance with the terms thereof, neither Buyer nor its affiliates shall, directly or indirectly, in one or more related transactions: (i) amend the LLC Agreement; or (ii) cause the Company to undertake any transaction or series of transactions not within the ordinary course of the Company’s business, including, but not limited to, any acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, increase or reduction in outstanding Membership Interests, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reclassification or other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this section without the express written consent of Seller, which may be granted or withheld by Seller in Seller’s sole and absolute discretion.

ARTICLE VI

Indemnification

Section 6.01 Survival of Representations and Covenants. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period of one year.

Section 6.02 Indemnification By Seller. Subject to the other terms and conditions of this Article VI, Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers, members, managers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements (each, a “Loss” and collectively “Losses”), arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

Section 6.03 Indemnification By Buyer. Subject to the other terms and conditions of this Article VI, Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, officers, members, managers and employees from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder; or

(c) the operation of the business of the Company.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.05 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VI, the Indemnifying Party shall satisfy its obligations within 21 days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 21 day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to twelve percent (12%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

Section 6.06 Cumulative Remedies. The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII
Miscellaneous

Section 7.01 Expenses. Except as otherwise provided in Section 1.04, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.03 Notices. All notices, offers, acceptance and any other acts under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email followed by overnight next business day delivery as follows:

To Seller:	TimefireVR Inc. 7960 East Camelback Road, Suite 511 Scottsdale, Arizona 85251 Attention: Jonathan Read Email: jread@QUADRATUM1.COM
With a copy to:	Nason, Yeager, Gerson, White & Lioce, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410 Attention: Michael D. Harris, Esq. Email: mharris@nasonyeager.com
To Buyer:
With a copy to:

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

Section 7.04 Headings. The Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word “including” shall be deemed to mean “including without limitation.”

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06 Entire Agreement. This Agreement and the Disclosure Schedules embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08 No Third-Party Beneficiaries. Except as provided in Article V, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.11 Governing Law. This Agreement and all Actions arising out of or in connection with this Agreement, including any Actions, shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of law provisions of the State of Nevada or of any other jurisdiction.

Section 7.12 Submission to Jurisdiction. Any Action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of Nevada and venue shall be in the County of Clark or the United States District Court for the District of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

Section 7.13 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.14 Rules of Construction. Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting this Agreement.

Section 7.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.16 Rule 144 Opinions. Following the Effective Date, and subject to full compliance with the Lock-Up Agreements, Seller shall at its expense cause its attorneys to issue legal opinions directed to Seller’s stock transfer agent that the shares of common stock of Seller held by the parties specified on Schedule 1 may be sold under Rule 144 of the Securities Act of 1933 (assuming that the exemption under Rule 144 is available).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER: TimefireVR Inc., a Nevada Corporation
By_____________________ Name: Title:
BUYER: Mitchell Saltz
_____________________